ZipRealty Announces Third Quarter 2012 Results

•	Second Consecutive Quarter in which Adjusted EBITDA exceeded $1.0 Million
•	Adjusted EBITDA Margin was 5.2% for Q3, 1.4% for Year-to-Date
•	Company Signs Two More Leading Brokerages to its Powered by Zip Network

EMERYVILLE, Calif. – November 6, 2012 - ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), the most prominent online, technology-enabled residential real estate brokerage company in the industry serving 19 metropolitan markets through its company owned-and-operated real estate brokerage and an additional 12 markets through its Powered by Zip network, today announced financial results for the third quarter ended September 30, 2012.

Third Quarter 2012

Net revenues were $19.8 million, a 15% decrease from the $23.3 million reported in the third quarter last year. Excluding markets closed during the past year, net revenues of $19.7 million decreased 8% from the same market net revenues of $21.5 million in the third quarter last year. The Company’s net loss for the quarter was $4.9 million, or a net loss of $0.24 per share, which includes a $5.0 million charge related to the recent legal settlement with the State of California. Excluding this legal settlement charge, net income was $60 thousand compared to a net loss of $845 thousand, or a net loss of $0.04 per share, in the period one year ago. Adjusted EBITDA for the quarter was positive $1.0 million, which was approximately 39% higher than that of prior year.

Lanny Baker, President and CEO of ZipRealty, commented, “We are pleased that the litigation and corporate restructuring is behind us and we feel that we are positioned to leverage our technology to generate growth in our brokerage services and Powered By Zip businesses. We are also pleased to announce that we delivered a second consecutive quarter with Adjusted EBITDA above $1.0 million, raising our year-to-date Adjusted EBITDA to $811 thousand, versus a $2.1 million loss for the same period last year.”

In the Company’s consumer business, monthly unique visitors to its website, mobile website and native applications continued to grow, with September marking the fourth consecutive month of year-over-year double-digit growth in monthly uniques. The Company is increasing its online presence, expanding the service footprint through the brokerage services business, Powered by Zip network and by adding coverage areas. ZipRealty now serves a geographic area that includes approximately 41% of households and 42% of population in the domestic U.S.

The Company also grew marketing and other revenues with the September 1st launch of its new marketing agreement with Citibank N.A, a subsidiary of Citigroup, which, combined with the New American Mortgage marketing agreement, is expected to offset fully the revenues received previously from Bank of America.

The Powered by Zip business continued its expansion as evidenced by the addition of two strong brokerage partners in the prime real estate markets of Brooklyn and Long Island, NY. These additions bring the total number of brokerages in the PBZ network to twelve.

“Continued focus on cost containment, which can be seen in the sharply improved bottom line results announced today, points to our strong control over operating expenses. As a result, our 5.2% Adjusted EBITDA margin furthers our goal of achieving a positive Adjusted EBITDA fiscal year.”

“At the same time, we continue to invest in improving consumer and agent experience. In Q3, we upgraded our website and mobile applications. Additionally, we began beta testing of the transformational change to our Zip Agent Platform.”

“We are guided by our vision of creating an easy and efficient way for people to buy and sell real estate. More than ever, serious consumers seek to interact and transact with a real estate company online. This trend clearly favors companies with an effective and proven technology and data strategy. And in response, we continue to focus on positioning ZipRealty to be the company that most effectively meets their demands. Our unique combination of world-class technology, comprehensive and current information, and all-star local agents, continues to resonate with a significant and growing number of home buyers and sellers: For the quarter ended September 30, 2012, we closed $705 million in real estate transaction home value from our owned and operated business. Simultaneously, our Powered by Zip network partners closed $54 million in transaction home value using our systems.”

“I am more confident than ever that we will continue to create a superior home buying experience for consumers, to improve competitiveness for real estate agents in our owned-and-operated business and Powered by Zip network, and to add significant value to our Company.”

The Company announced the following operating metrics for the third quarter of 2012:

•	The total value of real estate transactions closed decreased to $705 million in the third quarter of 2012 versus $897 million in the same period last year. The total value of same market real estate transactions closed was $700 million in the third quarter of 2012 versus $823 million in the same period last year.
•	Average net transaction revenue per close was $6,816 compared to $5,943 in the same period last year. Same market average net transaction revenue per close was $6,812 compared to $6,034 in last year’s third quarter.
•	The total number of transactions closed in the quarter was 2,687 compared to 3,706 in the same period last year. Same market total transactions closed were 2,676 compared to 3,350 in the prior year’s third quarter.
•	At September 30, 2012, there were 1,583 ZipRealty agents engaged, down from 2,043 agents at the end of the third quarter last year and up from 1,508 agents at June 30, 2012.

Balance Sheet & Liquidity

As of September 30, 2012, the Company had approximately $19.1 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to June 30, 2012, the Company’s cash, cash equivalents and short-term investments were essentially unchanged. However, we did accrue a $5.0 million liability related to our settlement with the California Department of Labor and have since transferred those funds.

Financial Outlook

For the year 2012, the Company reiterates its business outlook and continues to expect positive Adjusted EBITDA.

Mr. Baker commented, “For the remainder of 2012, we believe that the health of the residential housing market will continue to be significantly affected by the availability of credit, inventory and shadow inventory levels, the pace at which banks process their foreclosure pipelines and interest rates, as well as any significant change in unemployment levels.”

“However, I continue to believe that, while this economic environment is challenging to the real estate industry, our technology solutions will provide us and our partners with an efficient means to grow market share despite these economic headwinds.”

Recent Highlights

•	ZipRealty continues to expand the Powered by Zip network with the recent addition of Fillmore Real Estate in Brooklyn, NY and Century 21 American Homes in Long Island, NY. Fillmore Real Estate, which is a Leading Real Estate Companies of the World affiliate, is New York City’s largest privately owned and operated real estate company. Founded in 1966, Fillmore ranks first in the market with a 23% market share in Brooklyn. Century 21 American Homes, a Cartus affiliate, was the number one Century 21 affiliated office in NY in 2011 as measured by volume and the 5th ranked brokerage in this metro area. Century 21 American Homes serves the Borough of Queens and Nassau County with 10 offices and 383 agents.

•	The improvements to the ZipRealty website and mobile applications, including Agent Reviews and Ratings and Agent Comments, demonstrate promising results. In Q3 the Company continued to invest in improving client engagement and conversion from both the website and mobile apps.

o	Increased Client Engagement: In Q3, we upgraded our website to include a “sell a home” feature, and introduced information tools that assist consumers with the home buying and selling process. We released our most recent mobile upgrade on October 17th. This new version provides graphical indication about homes already viewed and automatically updates city information when the user moves the map into new geographic areas. Our mobile app has also been updated to take advantage of the new 4-inch screen on the iPhone 5 and its other new features. Our iPhone app has a 4.5 star ranking from iOS users. Our Android app has been updated to include all of the same features and functionality and currently has a 3.7 star rating on Google Play.

o	Increased Agent Engagement: Our Zip Agent Platform, or ZAP, is the proprietary technological engine that drives growth in all three business areas. We continually upgrade ZAP in response to feedback from consumers, real estate agents, field leadership, and corporate management and staff. This year we embarked upon an aggressive program to develop and deliver the most transformational change to ZAP in over five years. We are in the final user testing stages and plan to launch the ZAP upgrade in December of this year. We believe that adoption of the upgraded ZAP by agents will help improve their productivity in 2013.

•	The Company continued to strengthen its organization with the staffing of new instructional designer, national recruiting director, and PBZ training manager roles. Additionally, the President of Brokerage Services implemented a restructuring of the field sales team to improve leadership and set the stage to move recruiting back to the district level.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance. This non-GAAP measure is provided to enhance the user's overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, net income (loss) is provided in the attached tables.

Conference Call Details

A conference call to report third quarter financial results will be webcast live on Tuesday, November 6th, 2012 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 866.271.0675, passcode: 47362907. A replay of the call will also be available through November 13th, 2012 at 888.286.8010 and passcode: 57547875.

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via their website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients.

The ZipRealty technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 12 markets.

Like us on Facebook, follow us on Twitter, or for more information, visit http://www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding leveraging the Company’s technology to generate growth in its brokerage services and Powered by Zip businesses, the Company’s expectation for its new mortgage marketing arrangements to offset fully the revenues received previously from Bank of America, the Company’s achievement of positive Adjusted EBITDA in 2012, the Company’s continued creation of a superior home buying experience for consumers, continued competitive improvement of agents, and continued addition of significant Company value, the expectation that the adoption of the upgraded ZAP by agents will help improve their productivity in 2013, the ability of the Company’s technology solutions to provide and efficient means to grow market share despite a challenging economic environment, the state of the housing market and related factors such as unemployment, housing inventory, foreclosures, interest rates and lending standards, and statements under “Financial Outlook” concerning expected adjusted EBITDA for full year 2012. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, recent changes to the Company’s business model and operations that may not realize intended results, changes in lead patterns, agent turnover and agent productivity that may result from opening the Company’s website to provide users with access to more information before registration, the Company’s ability to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to reverse market share declines, to build its new and unproven Powered by Zip network, to successfully adapt to changes in the management team, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company's Form 10-K for the year ended December 31, 2011. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net revenues	$19,767	$23,307	$56,128	$66,627

Operating costs and expenses
Cost of revenues (exclusive of amortization) (1)	11,171	12,672	30,605	35,976
Product development (1)	1,729	2,153	5,224	6,588
Sales and marketing	4,837	6,569	15,694	22,005
General and administrative	1,743	2,142	5,916	6,949
Litigation charge	5,000	610	5,000	610
Restructuring charges, net	233	14	1,390	2,278
Total operating costs and expenses	24,713	24,160	63,829	74,406

Income (loss) from operations	(4,946)	(853)	(7,701)	(7,779)
Interest income	6	8	18	51
Income (loss) before income taxes	(4,940)	(845)	(7,683)	(7,728)
Provision for (benefit from) income taxes	-	-	-	-

Net income (loss)	$(4,940)	$(845)	$(7,683)	$(7,728)

Net income (loss) per share:
Basic	$(0.24)	$(0.04)	$(0.37)	$(0.38)
Diluted	$(0.24)	$(0.04)	$(0.37)	$(0.38)

Weighted average common shares outstanding:
Basic	20,637	20,534	20,630	20,538
Diluted	20,637	20,534	20,630	20,538

(1) Amortization of internal-use software and website development costs included in product development

Supplemental operating data (unaudited) (2)

Number of agents at beginning of period	1,508	2,197	1,701	3,403
Number of agents at end of period	1,583	2,043	1,583	2,043
Total value of real estate transactions closed during period (in millions)	$704.9	$897.1	$1,985.0	$2,637.8
Number of transactions closed during period (3)	2,687	3,706	8,023	11,334
Average net revenue per transaction during period (4)	$6,816	$5,943	$6,501	$5,524
Same market number of agents at beginning of period	1,490	1,942	1,615	2,347
Same market number of agents at end of period	1,583	1,810	1,583	1,810
Same market total value of real estate transactions closed during period (in millions)	$700.5	$823.5	$1,951.8	$2,407.4
Same market number of transactions closed during period (3)	2,676	3,350	7,904	10,134
Same market average net revenue per transaction during period (4)	$6,812	$6,034	$6,502	$5,640

(2)	Supplemental operating data includes owned-and-operated markets only.
(3)	The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.
(4)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP adjusted EBITDA to net loss (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

GAAP net loss as reported	$(4,940)	$(845)	$(7,683)	$(7,728)
Add back
Interest income	(6)	(8)	(18)	(51)
Depreciation and amortization	448	500	1,318	1,473
Stock-based compensation expense	366	465	884	1,302
Restructuring charges, net	153	14	1,310	2,278
Litigation (non-core operations)	5,000	610	5,000	610
Non-GAAP Adjusted EBITDA	$1,021	$736	$811	$(2,116)

ZipRealty, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	September 30,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$17,567	$12,634
Short-term investments	1,500	9,501
Accounts receivable, net of allowance of $33 and $35, respectively	1,448	1,209
Prepaid expenses and other current assets	1,846	2,002

Total current assets	22,361	25,346

Restricted cash	500	500
Property and equipment, net	2,208	2,211
Other assets	236	239

Total assets	$25,305	$28,296

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$850	$1,096
Accrued expenses and other current liabilities	8,458	4,337
Accrued restructuring charges, current portion	249	250

Total current liabilities	9,557	5,683

Other long-term liabilities	618	781

Total liabilities	10,175	6,464

Stockholders' equity
Common stock: $0.001 par value; 100,000 shares authorized: 24,248 and 24,167
shares issued and 20,638 and 20,565 outstanding, respectively	24	24
Additional paid-in capital	159,065	158,080
Accumulated other comprehensive income (loss)	-	(3)
Accumulated deficit	(126,339)	(118,656)
Treasury stock, at cost: 3,610 and 3,602 shares, respectively	(17,620)	(17,613)
Total stockholders' equity	15,130	21,832

Total liabilities and stockholders' equity	$25,305	$28,296

ZipRealty, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities
Net loss	$(7,683)	$(7,728)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,317	1,451
Amortization of intangible assets	-	22
Stock-based compensation expense	884	1,302
Non-cash restructuring charges	4	54
Provision for doubtful accounts	(2)	74
Amortization (accretion) of short-term investment premium (discount)	44	152
Loss on disposal of property and equipment	5	-
Changes in operating assets and liabilities
Accounts receivable	(237)	424
Prepaid expenses and other current assets	156	(136)
Other assets	3	2
Accounts payable	(246)	(602)
Accrued expenses and other current liabilities	4,121	(2,286)
Accrued restructuring charges, current portion	(1)	532
Other long-term liabilities	(163)	274
Net cash used in operating activities	(1,798)	(6,465)

Cash flows from investing activities
Restricted Cash	-	(110)
Purchases of short-term investments	-	(5,049)
Proceeds from sale or maturity of short-term investments	7,960	19,266
Purchases of property and equipment	(1,302)	(1,256)
Net cash provided by investing activities	6,658	12,851

Cash flows from financing activities
Proceeds from stock option exercises	80	30
Acquisition of treasury stock	(7)	(17)
Net cash provided by financing activities	73	13
Net increase (decrease) in cash and cash equivalents	4,933	6,399

Cash and cash equivalents at beginning of period	12,634	13,393

Cash and cash equivalents at end of period	$17,567	$19,792